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                                                                    EXHIBIT 99.2


                      CENDANT ANNOUNCES MANAGEMENT CHANGES

    John W. Chidsey, Chairman & CEO Vehicle and Financial Services Divisions
               Resigns to Pursue Opportunities Outside of Cendant

         Kevin M. Sheehan, Chief Financial Officer to Assume Additional
                  Responsibility for Vehicle Services Division

   Samuel L. Katz, Chief Strategic Officer, Chairman & CEO Travel Distribution
            Services Division to Assume Additional Responsibility for
                           Financial Services Division



           NEW YORK, NY, FEBRUARY 24, 2003 - Cendant Corporation (NYSE: CD) today announced several management changes, effective March 1, 2003.

           John W. Chidsey, chairman and CEO Vehicle and Financial Services Divisions, has resigned to pursue opportunities outside of Cendant. Mr. Chidsey will remain as a consultant to the Company through the second quarter of this year.

           Kevin M. Sheehan, chief financial officer, will assume additional responsibility for the Vehicle Services Division, which includes the Cendant Car Rental Group (Avis and Budget), PHH Arval and Wright Express.

           Samuel L. Katz, chief strategic officer; chairman and CEO Travel Distribution Services Division, will take on additional responsibility for the Financial Services Division, which includes Jackson Hewitt, Progeny and our relationship with Trilegiant.

           Cendant's Chairman, President and CEO, Henry R. Silverman, stated:
           "Given our previously announced shift in strategic focus from acquisitions to operations, Kevin Sheehan and Sam Katz are now able to reallocate their time. Considering Kevin's previous role as president of Avis, he is the perfect choice to manage Cendant's Vehicle Services Division and spearhead the integration of Budget within the Company's newly formed Car Rental Group. Freeing Sam up from M&A will allow him to take on more operational responsibility for our Financial Services Division."

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           CENDANT CORPORATION IS PRIMARILY A PROVIDER OF TRAVEL AND RESIDENTIAL
           REAL ESTATE SERVICES. WITH APPROXIMATELY 90,000 EMPLOYEES, NEW YORK CITY-BASED CENDANT PROVIDES THESE SERVICES TO BUSINESS AND CONSUMERS IN OVER 100 COUNTRIES. MORE INFORMATION ABOUT CENDANT, ITS COMPANIES, BRANDS AND CURRENT SEC FILINGS MAY BE OBTAINED BY VISITING THE COMPANY'S WEB SITE AT HTTP://WWW.CENDANT.COM OR BY CALLING 877-4-INFOCD (877-446-3623).

           CENDANT MEDIA CONTACT:
           Elliot Bloom
           212-413-1832

           CENDANT INVESTOR CONTACTS:
           Sam Levenson
           212-413-1834
           Henry A. Diamond
           212-413-1920